Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrants charter
Nuveen Municipal High Income
Opportunity Fund
333-111630, 811-21449

On January 21, 2004, under Conformed
Submission
Type 497, accession number, 0000950137-
04-000266,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.